CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266475 and 333-266474) and Form S-8 (No. 333-281110, 333-272808, 333-266139, 333-262503, 333-257416, 333-256374, 333-255416, 333-235832, 333-226532, 333-225625 and 333-205609) of PayPal Holdings, Inc. of our report dated February 4, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 4, 2025